Exhibit 10.25
SUPPLEMENT NO. 2
     Supplement No. 2 (this “Supplement”) dated as of November 6, 2009, to the Security Agreement, dated as of September 3, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each individually “Grantor”) and WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, in its capacity as Agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to that certain Credit Agreement, dated as of September 3, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among RealPage, Inc., as borrower (“Borrower”), the lenders party thereto as “Lenders” (“Lenders”), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof;
     WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or, if not defined therein, in the Credit Agreement;
     WHEREAS, Grantors have entered into the Security Agreement in order to induce the Lender Group to make certain financial accommodations to Borrower; and
     WHEREAS, pursuant to Section 5.11 of the Credit Agreement and Section 24 of the Security Agreement, certain new direct or indirect Subsidiaries of Borrower, must execute and deliver certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Supplement in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers;
     NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:
     1. In accordance with Section 24 of the Security Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Security Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a “Grantor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, collaterally assign, and pledge to Agent, for the benefit of the Lender Group and the Bank Product Providers, a security interest in and security title to all assets of such New Grantor of the type described in Section 2 of the Security Agreement (and subject to the exclusions set forth therein) to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Schedule 1, “Commercial Tort Claims”, Schedule 2, “Copyrights”, Schedule 3, “Intellectual Property Licenses”, Schedule 4, “Patents”, Schedule 5, “Pledged Companies”, Schedule 6, “Trademarks”, Schedule 6(l), “Controlled Account Banks”, Schedule 7, “Owned Real Property”, and Schedule 8, “List of Uniform Commercial Code Filing Jurisdictions”, attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5, Schedule 6, Schedule 6(l), Schedule 7, and Schedule 8, respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.

     2. Each New Grantor represents and warrants to Agent, the Lender Group and the Bank Product Providers that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     3. This Supplement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Supplement. Delivery of an executed counterpart of this Supplement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Supplement. Any party delivering an executed counterpart of this Supplement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Supplement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Supplement.
     4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     5. This Supplement shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflict of laws principles thereof.
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     IN WITNESS WHEREOF, each New Grantor and Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS:	PROPERTYWARE, INC., a California corporation
	By:	/s/ Stephen T. Winn
		Name:	Stephen T. Winn
		Title:	President and Chief Executive Officer

AGENT:	WELLS FARGO FOOTHILL, LLC, a Delaware limited liability company, as Agent
	By:	/s/ Troy V. Erickson
		Name:	Troy V. Erickson
		Title:	Vice President

Supplement No. 2 to Security Agreement